Z_CHEC05D_mkt - Price/Yield - M7
WAMCO

Balance	$15,944,000.00	Delay	0
Coupon	5.064	Dated	10/12/2005
Settle	10/12/2005	First Payment	11/25/2005

Price	1

WAL for Princ Pmts	13.98
Mod Durn 30360	9.09
Principal Writedown	0.51%
Total Collat Loss (Collat Maturity)	12.08%

LIBOR	Fwd

Prepay (1F)	100 *wamco_frm_prepay
Prepay (2A)	100 *wamco_arm_prepay
Default (1F)	308 *wamco_frm_def
Loss Severity	45%
Servicer Advances	100%
Liquidation Lag	12
Default (1F_2NDS)	308 *wamco_frm_def
Loss Severity	45%
Servicer Advances	100%
Liquidation Lag	12
Default (2A)	308 *wamco_arm_def
Loss Severity	40%
Servicer Advances	100%
Liquidation Lag	12
Optional Redemption	Call (N)

Assumptions:

Voluntary:
fixed rate collateral: 2-15cpr over 18mo, level at 15 for life thereafter floating rate: 4-25cpr over 12mo, 25-30cpr over next 12mo, 60c for 6mo, 50c for 6mo, 40c for 6mo, 35c for 6mo, 30c for life

Involuntary:
Fixed: 0-4cdr over 24mo, ramp down to 2cdr over next 84 months, level at 2cdr thereafter **45% severity**
Float: 0-9cdr over 30mo, ramp down to 4cdr over next 84 months, level at 4cdr thereafter **40% severity**

Assume that the tiggers pass

Assume 12mo recovery lag

Run against Forward Libor

Please run 100% of the vector, and solve for what % of the vector produces the first dollar of loss

Thanks -